Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares
of
IPC HOLDINGS, LTD.
for
1.2037 Voting Common Shares of Validus Holdings, Ltd.
by
VALIDUS HOLDINGS, LTD.
Pursuant to the Prospectus/Offer to Exchange dated May 12, 2009
(Not to be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (6:00 P.M. ATLANTIC TIME), ON FRIDAY, JUNE 26, 2009, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME OF THE OFFER (AS DEFINED IN THE PROSPECTUS/OFFER TO EXCHANGE), BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The Exchange Agent for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th Floor	Attn: Corporate Actions Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

By Facsimile:

(For Eligible Institutions Only)

(201) 680-4626

Confirm Facsimile Transmission:

(201) 680-4860

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by shareholders of IPC Holdings, Ltd., a Bermuda exempted company (“IPC”), desiring to tender common shares, par value $0.01 per share (the “IPC common shares”), of IPC pursuant to the Offer (as defined below) if certificates evidencing IPC common shares are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the expiration time of the offer (as defined in the Prospectus/Offer to Exchange). To tender IPC common shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”), in the form set forth herein. Please see the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Procedure for Tendering.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR IPC COMMON SHARES TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Validus Holdings, Ltd. (“Validus”), a Bermuda exempted company, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Transmittal, each dated May 12, 2009 (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of common shares, par value $0.01 per share, of IPC Holdings, Ltd. (“IPC common shares”) set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Procedure for Tendering.”

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

Check this box if shares will be delivered by book-entry transfer:
☐

Account Number:

Address(es):

(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s)):

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the IPC common shares exactly as their name(s) appear on the certificate for the IPC common shares, or, if tendered by an Exchange Agent trust participant, exactly as such participant’s name appears on a security position listing as the owner of the IPC common shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting as a fiduciary or in a representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees to deliver to the Exchange Agent the IPC common shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the IPC common shares, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other required documents within three NASDAQ Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to BNY Mellon Shareowner Services (the “Exchange Agent”) and must deliver the Letter of Transmittal and certificates for IPC common shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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